UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10 /A

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

AG ACQUISITION GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0776144
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

330 Clematis Street, Suite 217 West Palm Beach, FL 33401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: 800-341-2684

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $.0001 par value

(Title of class)

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement on Form 10 of AG Acquisition Group, Inc. (hereinafter the “Company”, “we”, “our” or “AG Acquisition Group”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

●	the success or failure of management’s efforts to implement the Company’s business plan;

●	the ability of the Company to fund its operating expenses;

●	the ability of the Company to compete with other companies that have a similar business plan;

●	the effect of changing economic conditions impacting our plan of operation;

●	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10 to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of our public disclosure practices.

Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

Item 1. Business

AG Acquisition Group, Inc., was incorporated on February 23, 2017 in the state of Delaware as a blank check company. Since inception, the Company has only engaged in organizational efforts. The Company was formed to be used as a vehicle to pursue a business combination with an unidentified target. The Company has not yet conducted negotiations or entered into preliminary discussions with a target company .

AG Acquisition Group has been solely funded by its management and does not intend to seek outside funding sources at this time, though it may do so in the future. During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our management or other investors. Our management has indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management specifically requiring that they provide any funds to the Company. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

AG Acquisition Group is a shell company in that it has no or nominal operations and either no or nominal assets. At this time, AG Acquisition Group’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities.

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Although there is no guarantee that a merger with a private, operating business would result in any benefit to our current or future shareholders, the Company believes there exists a potential benefit to the shareholders from the consummation of such a merger or acquisition. For example, our common stock may become more attractive to the financial community, resulting in an increased share price and/or greater liquidity. Moreover, if all of the preconditions of Rule 144 are met, including the introduction of an operating business, current restricted shareholders may be able to utilize Rule 144 for the sale of their shares. Currently, Rule 144 is not available as further described below in Risk Factors. There is no guarantee that any of these possible benefits will come to fruition.

Other perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.

Negotiations with any merger candidate are expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon certain factors, such as the target company’s assets and liabilities, the Company’s current shareholders will most likely hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires an operating business with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then shareholders. Management does not expect to negotiate a cash payment in exchange for the outstanding shares held by non-affiliates.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

AG Acquisition Group may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. AG Acquisition Group may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

AG Acquisition Group would not be obligated nor does management intend to seek pre-approval by our shareholders prior to entering into a transaction.

AG Acquisition Group intends to promote itself privately. The Company anticipates that the selection of a business opportunity in which to participate will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors.

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There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base especially if the operating company has not invested in filing software to streamline the process which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the company will be required to file a Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination.

In contrast with a Form 10 shell company, a merger with a legacy shell company that has a significant shareholder base and is trading may have poignant liabilities including previous disgruntled shareholders that may suppress the stock price upon merger with an operating company. In addition, the surviving company may not qualify post-reverse merger as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) if the legacy shell company had a registration statement declared effective on or before December 8, 2011 and the first sale of common equity occurred on or before December 8, 2011. Due diligence is slow and may be complicated by many different factors.

In contrast with a Form 10 shell company, a merger with a development stage company, a shell company with an existing business plan and minimum shareholder base and free trading stock necessary to achieve a ticker symbol and begin trading is very expensive compared to a Form 10 shell company notwithstanding the consideration a private company would have to provide to us and the fact that we would not provide such company with a shareholder base.

AG Acquisition Group has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. At year end February 28, 2017 AG Acquisition Group had a cash balance of $2,628.00. Management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time of completing such initial registration. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K’s, 10-K’s, 10-Q’s and agreements and related reports and documents. The Exchange Act, specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. AG Acquisition Group has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of our officers and directors, or successor management, with such outside assistance as they may deem appropriate. The Company intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to our attention through present associations of the Company’s officers and directors. In analyzing prospective business opportunities, the Company will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. The Company will not acquire or merge with any company for which audited financial statements are not available.

Management has substantial flexibility in identifying and selecting a prospective new business opportunity. In reviewing business opportunities, management will also consider such factors as: (a) potential for growth, indicated by new technology, anticipated market expansion or new products; (b) competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole; (c) strength and diversity of management, either in place or scheduled for recruitment; (d) capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources; and (e) the extent to which the business opportunity can be advanced considering the availability of both human and economic capital.

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The foregoing criteria are not intended to be exhaustive and there may be other criteria that the Company may deem relevant.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the relative inexperience of our management with respect to such activities. Our management includes a securities attorney with over twenty years ’ experience working on private to public transactions and a consultant who has advised many public companies on matters related to capital markets, however, we believe there are many companies and professionals with significantly more experience than our management that also are seeking business combination targets.

We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. At this time the Company has not specifically identified any third parties that it may engage. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

AG Acquisition Group does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully identified such a merger or acquisition.

Management intends to devote such time as it deems necessary to carry out the Company’s affairs. We cannot project the amount of time that our management will actually devote to our plan of operation.

AG Acquisition Group intends to conduct its activities so as to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

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GOVERNMENT REGULATIONS

As a public company, AG Acquisition Group, Inc. will be subject to the reporting requirements of the Exchange Act, which include the preparation and filing of periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act.

AG ACQUISITION GROUP IS A BLANK CHECK COMPANY

At present, AG Acquisition Group is a blank check company with no revenues and has no specific business plan or purpose other than to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. AG Acquisition Group is a blank check company and any offerings of our securities would need to comply with Rule 419 under the Securities Act of 1933, as amended (the “Securities Act”). The provisions of Rule 419 apply to every registration statement filed under the Securities Act by a blank check company. Rule 419 requires that the blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, the registrant is required to file a post-effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. AG Acquisition Group has no current plans to engage in any such offerings.

ACQUISITION OF OPPORTUNITIES

Management owns 10,000,000 shares of common stock representing 100% of the total issued and outstanding shares of AG Acquisition Group. As a result, management will have substantial flexibility in identifying and selecting a prospective new business opportunity. In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company’s directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company’s shareholders or may sell their stock in the Company. Moreover, management may sell or otherwise transfer his interest in the Company to new management who will then continue the Company business plan of seeking new business opportunities.

It is anticipated that any securities issued in any reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition.

AG Acquisition Group will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

AG Acquisition Group does not intend to provide its security holders with any complete disclosure documents or audited financial statements concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

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The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

AG Acquisition Group has not expended funds on and has no plans to expend funds or time on product research or development.

COMPETITION

AG Acquisition Group will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of AG Acquisition Group’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors.

EMPLOYEES

AG Acquisition Group currently has no employees. The business of the Company will be managed by its officers and directors and such officers or directors which may join the Company in the future, and who may become employees of the Company. The Company does not anticipate a need to engage any fulltime employees at this time.

EMERGING GROWTH COMPANY

The Company is an “emerging growth company”, as defined in the JOBS Act , and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Exchange Act to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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Item 1A. Risk Factors

WE ARE DEPENDENT ON THE SERVICES OF OUR OFFICERS AND DIRECTORS

AG Acquisition Group is dependent upon the continued services of its officers and directors, Laura Anthony and Howard Gostfrand. Our officers and directors are our sole funding source and provide us with substantial expertise. Although Ms. Anthony has not previously served as an officer or director of a blank check company, she has acted as legal counsel for numerous companies over the past 23 years. AG Acquisition Group believes that Ms. Anthony’s experience as legal counsel working with micro and small cap companies, including blank check companies, as well as her knowledge of securities laws and regulations makes her very qualified to be an officer and director of AG Acquisition Group. Although Mr. Gostfrand does not have any direct experience with blank check companies, Mr. Gostfrand has experience assisting shell companies with finding potential business combinations. Mr. Gostfrand founded and serves as President of American Capital Ventures (“ACV”), an investor relations and consulting firm focused on assisting small public companies with their approach to the investment community. ACV has represented over 150 companies in diverse industries from all over the country as well as internationally. Mr. Gostfrand has worked closely with management teams and understands the challenges associated with being a small and micro-cap company. We believe that Mr. Gostfrand’s years of experience working with small public companies , including his experience assisting shell companies with finding potential business combinations, make him highly qualified to act as CEO of AG Acquisition Group. See “Directors and Executive Officers.” If either of Ms. Anthony or Mr. Gostfrand were to cease offering his or her services, it is likely that the Company would cease to maintain its filings under the Exchange Act although it would continue to be obligated to do so, and would cease to seek new business opportunities. This would have a material adverse effect on the Company.

THE COMPANY HAS LIMITED ASSETS AND NO PRESENT SOURCE OF REVENUES. THE COMPANY IS DEPENDENT UPON THE FINANCIAL SUPPORT OF ITS OFFICERS AND DIRECTORS

At present, our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income, revenues or cash flow from operations. Our management is providing us with funding, on an as needed basis, necessary for us to continue our corporate existence and our business objective to seek new business opportunities, as well as funding the costs, including professional accounting fees, of registering our securities under the Exchange Act and continuing to be a reporting company under the Exchange Act. We have no written agreement with our management to provide any interim financing for any period. In addition, we will not generate any revenues unless and until we enter into a new business. As of February 28, 2017 we had cash of $2,628.

MANAGEMENT HAS BROAD DISCRETION OVER THE SELECTION OF OUR PROSPECTIVE BUSINESS

As of the date hereof, we have two stockholders: Leone Group, LLC (“Leone Group”) and ACV, each of whom owns 50.0% of our outstanding common stock. Ms. Anthony, our Chief Financial Officer, Treasurer, Secretary and director, is the sole stockholder of Leone Group. Mr. Gostfrand, our Chief Executive Officer and director, is the sole stockholder of ACV. At this time we do not expect to seek investors outside of management but we could decide to do so in the future. Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential new prospective business in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business. The business decisions made by our management may not be successful.

SHAREHOLDERS WILL NOT RECEIVE DISCLOSURE OR INFORMATION REGARDING A PROSPECTIVE BUSINESS

As of the date of this registration statement, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. Management is not required to and will not provide shareholders with disclosure or information regarding prospective business opportunities. Moreover, a prospective business opportunity may not result in a benefit to shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

THERE IS NO ACTIVE MARKET FOR OUR COMMON STOCK AND ACCORDINGLY OUR STOCK IS ILLIQUID AND MAY REMAIN SO

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. Accordingly, our stock is illiquid and may remain so.

WE HAVE NOT SPECIFIED AN INDUSTRY FOR NEW PROSPECTIVE BUSINESS OPPORTUNITIES AND ACCORDINGLY RISKS ASSOCIATED WITH A SPECIFIC BUSINESS CANNOT BE ASCERTAINED

There is no basis for shareholders to evaluate the possible merits or risks of potential new business opportunities or the particular industry in which we may ultimately operate. To the extent that we effect a business combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of that financially unstable company. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. A high level of risk frequently characterizes certain industries that experience rapid growth, including internet companies. Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any new business opportunity.

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OUR OFFICERS AND DIRECTORS COULD HAVE FUTURE CONFLICTS OF INTEREST IN DETERMINING BUSINESS OPPORTUNITIES

Our management is not required to, nor will they, commit full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than otherwise. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of AG Acquisition Group. Management is not currently an officer and director of any competing entities, but could become so in the future.

Ms. Anthony is the founding partner of Legal & Compliance, LLC (“Legal & Compliance”), a corporate, securities and business transactions law firm, and the sole owner of Leone Group. See “Directors and Executive Officers.” Leone Group is a personal limited liability company that solely owns Ms. Anthony’s holdings in AG Acquisition Group and certain other investments. Neither Legal & Compliance nor Leone Group currently competes, and will not compete, with AG Acquisition Group. Although not expected or planned, if AG Acquisition Group were to consummate a transaction with an entity that Legal & Compliance currently represents or has previously represented, the conflict of interest would be appropriately disclosed and waived by all parties. It is likely, however, that AG Acquisition will enter into a transaction with an entity with no relationship with Legal & Compliance.

Mr. Gostfrand founded and serves as President of ACV, an investor relations and consulting firm focused on assisting small public companies with their approach to the investment community. Mr. Gostfrand also co-founded and serves as Chief Executive Officer of LMHG Communications, LLC (d/b/a Windmill Communications ) (“Windmill”), a company that represents primarily private and some public companies for their social media and marketing needs. In addition, Mr. Gostfrand serves as a senior advisor to PCG Advisory Group (“PCG”), an integrated investor relations and strategic communications advisory firm. See “Directors and Executive Officers.” Neither ACV nor Windmill will compete with AG Acquisition Group. Mr. Gostfrand is not an officer or director of PCG and does not control PCG’s business activities, but PCG does not currently compete with AG Acquisition Group. Mr. Gostfrand is not aware of any business activities planned by PCG that would be competitive with AG Acquisition Group. Mr. Gostfrand does not intend to have ACV and/or Windmill represent or provide services to any entity with which AG Acquisition Group consummates a transaction. To the extent that PCG represents an entity with which AG Acquisition Group enters into a transaction, Mr. Gostfrand will not seek any compensation from PCG relating to services provided by PCG to such entity.

In the event that prior to consummating a merger or acquisition, management becomes associated with another substantially similar entity, they will have a conflict of interest. Such conflict would result in a conflict of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a Delaware corporation are required to present certain business opportunities to a corporation for which they serve as an officer of director. In the event that our management has multiple business affiliations, he may have similar legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. In particular, management will likely present a business opportunity to an entity he controls that is current in its reporting obligations and has records sufficient to perform an audit. Moreover, management will likely present an opportunity to an entity he controls that is domiciled in Delaware or another state that management believes has well known corporate laws in the business community, prior to an entity domiciled in a less well known state. Further, management will consider the current capitalization of an entity they control in offering a business opportunity to such entity. In particular, management will consider whether they believe that the entity would be more attractive to an operating business following a change in capitalization such as a reverse split or decrease or increase in authorized capital stock. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. In the event that all factors appear equal, management will likely present an operating company with a choice of blank check companies and defer to such operating company’s preference.

Management believes that operating companies will consider such factors as outstanding shares, outstanding shares held by non-affiliates, number of shareholders, reporting history, if any, outstanding liabilities or potential liabilities, tax losses, outstanding Securities and Exchange Commission (“SEC”) comments, regulatory history, the name of an entity and the state of domicile of an entity. This list is not exclusive and the management of an operating company may have a preference for an entity for reasons that we cannot determine in advance. However, management will act in what it believes will be in the best interests of the shareholders of AG Acquisition Group and other respective public companies. AG Acquisition Group shall not enter into a transaction with a target business that is affiliated with management. Moreover, in the event a business opportunity is presented to another entity controlled by management, management will continue to actively seek business opportunities for AG Acquisition Group.

In addition, conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other non-management stockholders, if any. A conflict of interest may arise between management’s personal pecuniary interest and its fiduciary duty to stockholders.

THERE ARE MANY BLANK CHECK COMPANIES FOR WHICH AG ACQUISITION GROUP WILL COMPETE TO ATTRACT BUSINESS OPPORTUNITIES

AG Acquisition Group expects to encounter intense competition from other entities seeking to pursue new business opportunities. Many of these entities are well-established and have extensive experience in identifying new prospective business opportunities. Many of these competitors possess greater financial, technical, human and other resources than we do. Based upon our limited financial and personnel resources, we may lack the resources as compared to those of many of our potential competitors.

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POTENTIAL RISKS OF AN ACQUISITION OR MERGER WITH A FOREIGN COMPANY

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self - sufficiency and balance of payments positions and in other respects.

AG ACQUISITION GROUP MAY REQUIRE ADDITIONAL FINANCING TO MAINTAIN ITS REPORTING REQUIREMENTS AND ADMINISTRATIVE EXPENSES

AG Acquisition Group has no revenues and is dependent upon the willingness of management to fund the costs associated with the reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence. We may not generate any revenues unless and until the commencement of new business operations. We believe that management will continue to provide sufficient funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. Through the date of this Form 10 management related parties have made a capital investment of $4,000. In the event that our available funds from our management and affiliates prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse effect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and such financing may not be available on terms acceptable and in our best interests. We do not have any written agreement with our affiliates to provide funds for our operating expenses.

STATE BLUE SKY REGISTRATION; POTENTIAL LIMITATIONS ON RESALE OF THE SECURITIES

The holders of our shares of common stock and those persons, who desire to purchase our stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for AG Acquisition Group’s securities to be a limited one.

It is the present intention of AG Acquisition Group’s management, after the commencement of new business operations and the development of a secondary trading market for our shares, to seek coverage and publication of information regarding our Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer’s officers and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

RULE 144 RELATED RISK

A person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

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Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding; or

●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

The use of Rule 144 is prohibited for the resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

RULE 145 RELATED RISKS

Affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resales of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

●	The issuer must meet all of the conditions applicable to shell companies under Rule 144;

●	After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;

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●	After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and

●	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction. It should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.

WE WILL NOT DECLARE DIVIDENDS

We do not expect to pay dividends for the foreseeable future because we have no revenues. The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition. The payment of any future dividends will be within the discretion of our board of directors. It is our expectation that after the commencement of new business operations that future management will determine to retain any earnings for use in business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future.

WE MOST LIKELY WILL ISSUE ADDITIONAL SECURITIES IN CONJUNCTION WITH A BUSINESS OPPORTUNITY WHICH WILL RESULT IN A DILUTION OF PRESENT SHAREHOLDER OWNERSHIP

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001. As of June 8 , 2017, we have 10,000,000 shares issued and outstanding and only 2 shareholders. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of our Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

PRINCIPAL STOCKHOLDERS MAY ENGAGE IN A TRANSACTION TO CAUSE THE COMPANY TO REPURCHASE THEIR SHARES OF COMMON STOCK.

In order to provide control of the Company to third party, our principal stockholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized for the Company to repurchase shares of common stock held by such principal stockholders.

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Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following presentation of management’s discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this report. This section and other parts of this report contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements.

OVERVIEW

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the JOBS Act, that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the SEC’s reporting and disclosure rules (See “Business— Emerging Growth Company” above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

Our current activities are related to seeking new business opportunities. We will use our limited personnel and financial resources in connection with such activities. It may be expected that pursuing a new business opportunity will involve the issuance of restricted shares of common stock. At February 28, 2017, we had $2,628 of cash assets and no liability. We have no revenues.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports (accounting and auditing fees) in the amount of approximately $5,000; and

(ii)	costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for audit fees.

Our officer and director, Laura Anthony, currently is providing legal services to the Company without charge.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by our management or other investors. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will request the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. Our management may also agree to invest or loan money to cover such expenses. To date, we have had no discussions with our management or other investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. If our management, or other investors, does not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

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We have no source of revenues and will quickly have a stockholders deficit. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10 registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Management believes there exists numerous private operating businesses seeking the perceived benefits of operating as a publicly registered corporation. Perceived benefits may include increasing equity financing options, providing stock options or similar benefits as incentives to key employees, and achieving liquidity (subject to restrictions of applicable statutes), for all shareholders. Management further believes that certain private operating businesses prefer merging into a publicly registered company so as to eliminate the time and expense of conducting an initial public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, owners of these private operating businesses will still incur significant legal and accounting costs in connection with the acquisition of a publicly registered corporation, including the costs of preparing Form 8-K’s, 10-K’s, 10-Q’s and agreements and related reports and documents. The Exchange Act specifically requires that within four (4) business days of completion of a merger or acquisition transaction with a private operating business, a Form 8-K be filed containing Form 10 information regarding the private operating company, including audited financial statements.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

We have no known demands or commitments and are not aware of any events or uncertainties as of April 29, 2017 that will result in or that are reasonably likely to materially increase or decrease our current liquidity. We had no material commitments for capital expenditures as of February 28, 2017.

AG Acquisition Group currently plans to satisfy its cash requirements for the next 12 months though it’s current cash and by borrowing from its management. AG Acquisition Group currently expects that money borrowed will be used during the next 12 months to satisfy the Company’s operating costs, professional fees and for general corporate purposes. The Company may explore alternative financing sources, although it currently has not done so.

AG Acquisition Group will use its limited personnel and financial resources in connection with seeking new business opportunities, including seeking an acquisition or merger with an operating company. It may be expected that entering into a new business opportunity or business combination will involve the issuance of a substantial number of restricted shares of common stock. If such additional restricted shares of common stock are issued, the shareholders will experience a dilution in their ownership interest in the Company. If a substantial number of restricted shares are issued in connection with a business combination, a change in control may be expected to occur.

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There are no limitations in the certificate of incorporation on the Company’s ability to borrow funds or raise funds through the issuance of capital stock to effect a business combination. The Company’s limited resources and lack of recent operating history may make it difficult to borrow funds or raise capital. Such inability to borrow funds or raise funds through the issuance of capital stock required to effect or facilitate a business combination may have a material adverse effect on the Company’s financial condition and future prospects, including the ability to complete a business combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

The Company currently has no plans to conduct any research and development or to purchase or sell any significant equipment. The Company does not expect to hire any employees during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

None.

Item 3. Properties

AG Acquisition Group shares office space with its officer and director, Laura Anthony at 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401. The Company does not have a lease and the Company pays no rent for the space. The Company does not own any properties nor does it lease any properties. The Company does not believe it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations as described herein.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 8 , 2017 the number and percentage of outstanding shares of common and preferred stock which, according to the information supplied to the Company, were beneficially owned by (i) each current director of the Company, (ii) each current executive officer of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company’s outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws (where applicable).

Owner	Common Shares	Percentage (1)
Leone Group, LLC Laura Anthony, sole owner 330 Clematis St., Suite 217 West Palm Beach, FL 33401	5,000,000	50%

American Capital Ventures, Inc. Howard Gostfrand, sole owner 330 Clematis St., Suite 217 West Palm Beach, FL 33401	5,000,000	50%

Officers and directors	10,000,000	100%
as a group (1 persons)

5% shareholders separate from above:

None

(1)	Based on 10,000,000 shares of common stock outstanding as of June 8, 2017.

There are no arrangements which may result in a change in control of AG Acquisition Group.

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Item 5. Directors and Executive Officers.

The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name	Age	Position	Executive Officer And Director Since

Laura Anthony	50	Chief Financial Officer , Secretary , Treasurer and Director	February 23, 2017

Howard Gostfrand	49	Chief Executive Officer and Director	February 23, 2017

Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. Officers are not elected for a fixed term of office but hold office until their successors have been elected. Neither of our directors are a party to any arrangement or understanding pursuant to which he/she was or is to be elected as a director. As discussed in the Section “Acquisition of Opportunities”, it is likely that our officers and directors will resign their positions as officers and directors of our Company after this registration statement goes effective and upon consummation of a merger or acquisition. In light of Ms. Anthony’s and Mr. Gostfrand’s experience as described in this section, we believe they are qualified to act as our director and to assist in the carrying out of our business plan.

Ms. Anthony has been an officer and director of the Company since February 23, 2017. Ms. Anthony has been a corporate and securities attorney since 1993. She formed the law firm of Legal & Compliance in 2001 and continues as the founding partner. Ms. Anthony’s practice concentrates on representing small public companies in all corporate and securities matters such as maintaining compliance with the reporting requirements of the Exchange Act and completing both private and publicly registered corporate finance transactions. Ms. Anthony also represents private companies in business matters including the private offerings of securities and merger and acquisition transactions.

Ms. Anthony has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K either in the past ten years or ever.

Mr. Gostfrand has been an officer and director of the Company since February 23, 2017. Howard Gostfrand has been involved in the financial industry for over 23 years. Mr. Gostfrand formed ACV in 1999. As President and Founder of ACV , Mr. Gostfrand has worked closely with hundreds of public companies of various market capitalizations and diversified industries both domestic and international. His experience lies in consulting and guiding micro- and small-cap companies through implemented corporate strategy, investor outreach and financial marketing initiatives. Prior to founding ACV , he was a retail stock broker focused on small-cap companies, having worked in New York City and South Florida. Mr. Gostfrand also founded Virtual Trading, Inc., a day trading firm which was then acquired by a publicly traded brokerage firm.

ACV is an investor relations and consulting firm focused on assisting small public companies with their approach to the investment community. ACV has represented over 150 companies in diverse industries from all over the country as well as internationally. Mr. Gostfrand has worked closely with management teams and understands the challenges associated with being a small and micro-cap company. Mr. Gostfrand has no intention of acting as the investor relations representative for any company AG Acquisition may complete a transaction with. Rather his years of experience working with small public companies makes him highly qualified to act as CEO of AG Acquisition Group.

Mr. Gostfrand is also the co-founder and Chief Executive Officer of Windmill. Windmill represents primarily private and some public companies for their social media and marketing needs. All services are offered in an a la carte style. Services offered range from website development to press release writing. Mr. Gostfrand has no intention of having Windmill represent a company AG Acquisition may have a transaction with.

Mr. Gostfrand became a Senior Advisor to PCG in February 2017. Mr. Gostfrand has known the founder of PCG for several years and they have maintained a personal and professional relationship over that time. Mr. Gostfrand feels he can offer support to the founder of PCG in growing his firm. Should it happen that PCG represents a company that consummates a transaction to which AG Acquisition is a party, Mr. Gostfrand would not seek any compensation from PCG relating to such transaction.

Mr. Gostfrand has not been involved in any negative legal proceedings required to be disclosed as enumerated in Item 401(f) of Regulation S-K.

There are no family relationships between Ms. Anthony and Mr. Gostfrand.

The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

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Item 6. Executive Compensation

No executive compensation had been paid by AG Acquisition Group since inception. AG Acquisition Group has no employment agreement with any of its officers and directors.

There are no outstanding options, warrants or equity awards.

The following table shows, as to the named executive officers, certain information concerning compensation . There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Laura Anthony, CFO	2017	0	0	0	0	0	0	0	0
Howard Gostfrand, CEO	2017	0	0	0	0	0	0	0	0

Management will not receive any finder’s fee, either directly or indirectly, as a result of their efforts to implement the Company’s business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

Compensation of Directors

AG Acquisition Group’s directors are not compensated for their services as directors of the Company.

Item 7. Certain Relationships and Related Transactions and Director Independence

During the last two fiscal years and the current fiscal year, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of the Company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Both Laura Anthony and Howard Gostfrand may be considered as promoters as that term is defined by Rule 405 of Regulation C. Neither Ms. Anthony nor Mr. Gostfrand have any agreements with the Company to receive directly or indirectly, anything of value in the future.

Laura Anthony, is corporate and securities counsel to the Company. Ms. Anthony, has been providing legal services without charge to the Company but is under no obligation to continue to do so.

AG Acquisition Group does not have any outside directors.

We have not: (i) established our own definition for determining whether our director and nominees for directors are “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company; nor (ii) established any committees of the Board of Directors.

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Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish its own board of directors; establish its own definition of ‘independent” as related to directors and nominees for directors; and Establish committees that will be suitable for its operations after the Company consummates a business combination.

The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date hereof.

Item 8. Legal Proceedings

AG Acquisition Group’s officers and directors are not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information

The Company’s common stock is not traded on any exchange or the OTC Markets.

At the time of filing of this registration statement on Form 10, there is no common stock that is subject to outstanding options or warrants to purchase.

As of the date of this registration statement, there are two holders of an aggregate of 10,000,000 shares of the Common Stock issued and outstanding.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plans

We have no equity compensation plans.

Item 10. Recent Sales of Unregistered Securities

The following is a list of unregistered securities sold by the Company within the last three years including the date sold, the title of the securities, the amount sold, the identity of the person who purchased the securities, the price or other consideration paid for the securities, and the section of the Securities Act under which the sale was exempt from registration as well as the factual basis for claiming such exemption.

In exchange for a capital investment of $2,000 by Leone Group, on or near February 23, 2017 AG Acquisition Group issued to Leone Group 5,000,000 of its common stock representing 50% of its common stock outstanding on that date. The funds were used to pay ongoing administrative expenses, including but not limited to, organization expenses and expenses related to the audit.

In exchange for a capital investment of $2,000 by ACV on or near February 23, 2017 AG Acquisition Group issued to ACV 5,000,000 of its common stock representing 50% of its common stock outstanding on that date. The funds were used to pay ongoing administrative expenses, including but not limited to, organization expenses and expenses related to the audit.

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The Company believes that the issuance and sale of the restricted shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

Item 11. Description of Registrant’s Securities to be Registered

General

The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of blank check Preferred stock, $.0001 par value. As of June 8 , 2017 there were 10,000,000 shares of Common Stock issued and outstanding and -0- shares of Preferred Stock, $0.0001 par value, issued and outstanding.

Common Stock

Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Dividends

Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore, subject to any dividend restrictions imposed by the Company’s creditors. No dividend or other distribution (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the normal course of business, or the Company’s total assets would be less than the minimum of its total liabilities.

Preferred Stock

The Board of Directors of the Company is authorized (without any further action by the shareholders) to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. In addition, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities, or the removal of incumbent management. The Board of Directors of the Company, without shareholder approval, may issue Preferred Stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of Common Stock.

At present, AG Acquisition Group has no intention to issue any preferred shares nor adopt any series, preferences or other classification of its preferred shares.

Options and Warrants

None

Debt Securities

None

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Other Securities to be Registered

None

Transfer Agent

The Company does not currently have a transfer agent

Item 12. Indemnification of Directors and Officers

AG Acquisition Group is a Delaware corporation. Section 252 of the Delaware General Corporation Law (the “DGCL”) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The Company’s articles of incorporation contain a provision eliminating the personal liability of directors to Standard Commerce or Standard Commerce shareholders for monetary damages to the fullest extent provided by the DGCL.

Section 242 of the DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. The Company’s articles of incorporation do not contain any such limitation.

Section 242 of the DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company’s articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under 242 of the DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Company’s articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of AG Acquisition Group to the full extent permitted by Delaware law.

Item 13. Financial Statements and Supplementary Data

The Company’s audited financial statements for the period from inception through the fiscal year ended February 28, 2017 are attached hereto as F-1 through F-8

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In its two most recent fiscal years or any later interim period, no independent accountant of the Company resigned, declined to stand for re-election or was dismissed.

Item 15. Financial Statements and Exhibits

Exhibit No.	Document

3.1	Certificate of incorporation of the registrant.

3.2	Bylaws of the registrant.

23.1	Consent of independent registered public accounting firm.

20

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AG Acquisition Group, Inc.

By:	/s/ Laura Anthony
Name:	Laura Anthony
Title:	Director and Chief Accounting Officer
Date:	June 9, 2017

By:	/s/ Howard Gostfrand
Name:	Howard Gostfrand
Title:	Director and Chief Executive Officer
Date:	June 9, 2017

21

AG Acquisition Group, Inc .

February 23, 2017 (Inception) through February 28, 2017

INDEX TO THE FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of AG Acquisition Group, Inc.

We have audited the accompanying balance sheet AG Acquisition Group, Inc. as of February 28, 2017, and the related statement of operations, changes in stockholders’ equity, and cash flows for the period from February 23, 2017 (Inception) through February 28, 2017. AG Acquisition Group, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AG Acquisition Group, Inc. as of February 28, 2017, and the results of its operations and its cash flows for the period from February 23, 2017 (Inception) through February 28, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has yet to generate any revenue and has sustained operating losses since inception. The Company's continuation as a going concern is dependent on its ability to obtain additional financing from its stockholders or other sources, as may be required. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A.
West Palm Beach, Florida
May 1, 2017

D. Brooks and Associates CPA's, P.A. 319 Clematis Street, Suite 318, West Palm Beach, FL 33401 - (561) 429-6225

F-2

AG Acquisition Group, Inc.

BALANCE SHEET

As of February 28, 2017

ASSETS

CURRENT ASSETS:
Cash	$2,628

Total Current Assets	2,628

Total Assets	$2,628

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:	$-

Total Liabilities	$-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock $0.0001 par value: 5,000,000,000 shares authorized; none issued and outstanding	-
Common stock $0.0001 par value: 10,000,000,000 shares authorized; 10,000,000 shares issued and outstanding at February 28, 2017	1,000
Additional paid in Capital	3,000
Net Loss	(1,372)

Total Stockholders’ Equity	2,628

Total Liabilities and Stockholders’ Equity	$2,628

See accompanying notes to the financial statements.

F-3

AG Acquisition Group, Inc.

Statement of Operations

For the Period from February 23, 2017 (Inception) through February 28, 2017

Revenue	$-

Costs and Expenses:
General and administrative	1,372

Loss from operations before income taxes	(1,372)

Income tax provision	-

Net Loss	$(1,372)

Basic and diluted per share amounts:
Basic and diluted net loss per share	$-

See accompanying notes to the financial statements.

F-4

AG Acquisition Group, Inc.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from February 23, 2017 (Inception) through February 28, 2017

	Common Stock $0.001 Par Value		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, February 23, 2017	-	$-	$-	$-	$-

Common stock issued to founders for cash	10,000,000	1,000	3,000	-	4,000

Net loss	-	-	-	(1,372)	(1,372)

Balance, February 28, 2017	10,000,000	$1,000	$3,000	$(1,372)	$2,628

See accompanying notes to the financial statements.

F-5

AG Acquisition Group, Inc.

Statement of Cash Flows

For the Period from February 23, 2017 (Inception) through February 28, 2017

Cash flows from operating activities:
Net Loss	$(1,372)
Cash used in operating activities	(1,372)

Cash flows from financing activities:
Proceeds from sale of stock to founders	4,000
Cash provided by financing activities	4,000

Net increase in cash	2,628

Cash-beginning of period	-

Cash-end of period	$2,628

Supplemental Cash Information:
Interest paid in cash	$-
Taxes paid in cash	$-

See accompanying notes to the financial statements.

F-6

AG ACQUISITION GROUP, INC.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

AG Acquisition Group, Inc. (the “Company”) was incorporated in the State of Delaware on February 23, 2017 and established a fiscal year end of February 28. The Company was formed to engage in any lawful businesses. The Company’s activities since formation have been limited to issuing shares to its founding shareholders and setting up its corporate entity. The Company’s initial business plan is to seek and engage in an as of yet unidentified merger or acquisition. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission. The financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. The Company has not earned any revenue from operations since inception.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of February 28, 2017 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

F-7

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of February 28, 2017, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – GOING CONCERN

The Company has yet to generated any revenue since inception to date and has sustained operating losses during the period from February 23, 2017 (Inception) through February 28, 2017. The Company had working capital of $2,628 and an accumulated deficit of $1,372 as of February 28, 2017. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing from its stockholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. The Company currently has no commitments for the purchase of its equity. If the Company is unable to acquire additional working capital, it may not be able to execute its business plan.

NOTE 4 – STOCKHOLDER’S EQUITY

Effective February 23, 2017, the Company issued a total of Ten Million (10,000,000) shares of $.0001 par value common stock to entities owned and controlled by the Company’s two officers and directors. The shares were issued for $.0004 per share for a total of Four Thousand Dollars ($4,000). The Company is authorized to issue 100,000,000 shares of common stock, par value $.0001 and 5,000,000 shares of preferred stock, par value $.0001. As of February 28, 2017, there are 10,000,000 shares of common stock and no shares of preferred stock issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of February 28, 2017, entities owned and controlled by the Company’s sole officers and directors have provided the Company with it’s only cash for operations. That is, entities, owned and controlled by the Company’s sole officers and directors purchased a total of 10,000,000 shares of common stock for a total of $4,000.

The Company uses the office of an officer and director, without charge. The same officer has also provided legal services to the Company as of February 28, 2017, without charge.

NOTE 6 - SUBSEQUENT EVENTS

Management has reviewed subsequent events through May 1, 2017, which is the date the combined financial statements were available for issuance.

F-8